Exhibit 99.h(x)

FORM OF AMENDMENT THREE

TO THE

FUND ACCOUNTING AGREEMENT

This Amendment Three (the “Amendment”) to the Fund Accounting Agreement (defined below), by and among Hartford Funds Management Company, LLC, a Delaware limited liability company, and each of Hartford Funds Exchange-Traded Trust and Lattice Strategies Trust (each, a “Trust” and collectively, the “Trusts”), on behalf of their respective series listed on Schedule A, is effective as of March 8, 2021 (the “Effective Date”).

WHEREAS, the parties hereto have entered into a Fund Accounting Agreement (the “Agreement”) dated as of November 10, 2017, as amended; and

WHEREAS, each of the series listed on Schedule A to the Agreement (each, a “Fund”, and collectively, the “Funds”) is a separate series of the Trust having separate assets and liabilities; and

WHEREAS, the parties hereto desire to amend and restate the Schedule A to reflect adding a new Fund, Hartford Longevity Economy ETF, as set forth below and as approved by the Board of Trustees at its meeting held on February 11, 2021.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, it is agreed among the parties hereto as follows:

1.	Schedule A of the Agreement is hereby deleted and replaced with the amended and restated Schedule A attached to this Amendment.

2.	The changes to the Agreement reflected in the Amendment shall become effective as of the Effective Date.

3.	All other provisions of the Agreement remain in full force and effect.

4.	Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.

5.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the date first above written.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

By:
Amy N. Furlong
Vice President and Treasurer

LATTICE STRATEGIES TRUST

By:
Amy N. Furlong
Vice President and Treasurer

Hartford Funds Management Company, LLC

By:
Gregory A. Frost
Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

To the Fund Accounting Agreement

This Amended and Restated Schedule A to that certain Fund Accounting Agreement dated November 10, 2017, is effective as of March 8, 2021.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

Hartford Core Bond ETF

Hartford Municipal Opportunities ETF

Hartford Schroders Tax-Aware Bond ETF

Hartford Short Duration ETF

Hartford Total Return Bond ETF

LATTICE STRATEGIES TRUST

Hartford Longevity Economy ETF

Hartford Multifactor Developed Markets (ex-US) ETF

Hartford Multifactor Diversified International ETF

Hartford Multifactor Emerging Markets ETF

Hartford Multifactor Small Cap ETF

Hartford Multifactor US Equity ETF